Ernst & Young LLP
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Minneapolis, MN  55402
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Board of Directors
Minn Shares, Inc.

In planning and performing our audit of the financial statements of Minn Shares, Inc. for the year ended December 31, 1998, we considered its internal control, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of form N-SAR, not to provide assurance on the internal control.

The management of Minn Shares, Inc. is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the benefits and related costs of internal control policies and procedures. Two of the objectives of internal control are to provide management with reasonable, but not absolute assurance that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in internal control, errors or irregularities may occur and not be detected. Also, projection of any evaluation of the internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the designs and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters that might be material weaknesses under standards established be the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected we noted no matters involving internal control, including procedures for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1998.

This report is intended solely for the information and use of the Board of Directors, management and the Securities and Exchange Commission.



February 18, 1999				Ernst & Young LLP